Exhibit 99.1

Contact: Brian Turner
Chief Financial Officer
Final	425-943-8000

Media Contact: Marci Maule
Director Public Relations
425-943-8277
COINSTAR ANNOUNCES FIRST QUARTER 2008 RESULTS
BELLEVUE, Wash.—May 1, 2008—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three months ended March 31, 2008.
Highlights for the three months ended March 31, 2008, were as follows:

Revenue	$190.5	million
EBITDA	$34.5	million	(see Appendix A)
Free Cash Flow	$1.4	million	(see Appendix A)
Adjusted fully taxed, fully diluted earnings per share	$0.18		(see reconciliation below)
Net Income	$2.7	million
Included in GAAP net income for the first quarter of 2008 were non-cash charges including $2.3 million in amortization of intangible assets and $2.1 million in non-cash stock based compensation. A reconciliation of GAAP earnings per share to adjusted earnings per share for the three months ended March 31, 2008, is as follows:

Three Months Ended
March 31, 2008
GAAP fully taxed, fully diluted earnings per share	$0.10

Amortization of intangibles, net of tax	0.04
Stock based compensation expense, net of tax	0.04

Adjusted fully taxed, fully diluted earnings per share	$0.18

The results for the first quarter also reflect two recent transactions. First, effective January 1, 2008, the Company completed the previously disclosed acquisition of GroupEx Financial Corporation, JRJ Express, Inc., and Kimeco, LLC (collectively, “GroupEx”), for an aggregate purchase price of up to $70.0 million. Second, on January 18, 2008, the Company increased its ownership interest in Redbox from 47.3% to 51.0%. Accordingly, Redbox Automated Retail, LLC results were consolidated into the Company’s financial statements with an offset recorded to minority interest for the 49% Coinstar does not own. The consolidation of Redbox resulted in a material increase to revenue and EBITDA for the first quarter of $57.8 million and $11.5 million, respectively. See “Redbox Consolidation” below for further description.

At March 31, 2008, Coinstar had federal and state cumulative net operating loss carryforwards of approximately $27.8 million and $28.5 million, respectively. In addition, there were foreign net operating loss carryforwards of approximately $17.8 million. Although Coinstar recorded $2.5 million in tax expense for the quarter, cash taxes paid during the quarter were $4.2 million. Taxes paid exceeded tax expense for the quarter due to the federal alternative minimum tax as well as higher state tax payments as a result of limitations on the utilization of state net operating losses.
“We were pleased with our first quarter performance which was characterized by solid results in Coin processing and e-payments, better than expected results in our DVD kiosk business and continued softness in Entertainment, partially driven by previously announced de-installations,” Dave Cole, Chief Executive Officer of Coinstar, Inc. stated. “Ultimately, we are right on plan for 2008 and have never been more excited about the 4th Wall bundle.”
Redbox Consolidation
As described above, on January 18, 2008, the Company increased its ownership interest in the voting equity of Redbox from 47.3% to 51.0%. The Company’s purchase was made pursuant to the exercise of its option under the terms of the original LLC Interest Purchase Agreement. The Company paid approximately $5.1 million for the additional ownership interest. The additional ownership interest resulted in step purchase accounting which added goodwill and intangible assets to the Company’s consolidated financial statements.
Since the Company’s original acquisition of an ownership interest in Redbox in December 2005, Coinstar has accounted for the Redbox ownership interest under the equity method in its consolidated financial statements. Following the purchase of a majority voting equity interest, the Company is required to consolidate Redbox’s financial results into its consolidated financial statements and recognize a minority interest for the 49% that it does not own in the financial statements.
Other Information
Installed Base

	March 31, 2008	March 31, 2007

Coin	15,500	13,800
Coin to card, e-payment or e-certificate enabled	10,700	8,500

Crane	25,000	30,000
Bulk heads and other	205,000	269,000
POSA terminals	18,500	14,000
Redbox and DVDXpress kiosks	7,900	3,000
Net cash paid for capital expenditures for the three months ended March 31, 2008, was $31.1 million, of which $14.0 million related to Redbox.

Share Repurchase
During the first quarter, Coinstar did not repurchase shares of common stock due to anticipated cash needs for capital expenditures. Under Board authorization, Coinstar has $18.1 million available to repurchase shares. For the remainder of 2008, Coinstar expects to repurchase its shares subject to market and other conditions.
Expectations
Management estimates that revenue for the second quarter ending June 30, 2008 will range from $200 million to $210 million and earnings per fully taxed, fully diluted share will range from $0.08 to $0.15. The above estimated earnings per fully taxed, fully diluted share do not include the costs of the proxy contest disclosed in our definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2008.
Management estimates that revenue for the full year 2008 will range from $850 million to $900 million with EBITDA between $135 million to $145 million. In addition, management estimates that earnings per fully taxed, fully diluted share will range from $0.60 to $0.75. The above estimated earnings per fully taxed, fully diluted share does not include the costs of the proxy contest.
Conference Call
A conference call to discuss the first quarter 2008 results will be broadcast live over the Internet today, Thursday, May 1, 2008, at 5:00 p.m. Eastern Time. The webcast will be hosted at the “About Us — Investor Relations” section of Coinstar’s Web site at www.coinstar.com.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 53,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.
# # #
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, fewer than expected installations, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in Item 1A of Part I of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A
(in thousands unless otherwise noted)
Non GAAP measures
Non GAAP measures are provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.
EBITDA, as defined, represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash items including stock based compensation expense and minority interest. We believe EBITDA is an important non GAAP measure as it provides useful information regarding our ability to service, incur or pay down indebtedness and for purposes of calculating certain debt covenants. In addition, management uses such non GAAP measures internally to evaluate performance and manage operations. See below for reconciliation of most comparable GAAP measurements to EBITDA, which includes 100% of EBITDA generated by Redbox.

Three Months Ended
in thousands	March 31, 2008
Net income	$2,701
Depreciation, amortization and other	19,313
Interest expense, net	4,656
Income taxes	2,512
Stock based compensation	2,114
Minority interest	3,173

EBITDA	$34,469

Free cash flow, excluding Redbox: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure. The table below reflects Coinstar's free cash flow excluding any net cash flow from Redbox.

Three Months Ended
in thousands	March 31, 2008

Net cash provided by operating activities	$22,516
Changes in operating assets and liabilities	7,764
Cash paid for capital expenditures, net	(31,114)
Net free cash flow used by Redbox	2,246

FREE CASH FLOW, excluding Redbox	$1,412

Adjusted fully taxed, fully diluted earnings: we believe adjusted earnings per share is an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

Coinstar, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Month Periods
	Ended March 31
	2008	2007
REVENUE	$190,519	$132,336

EXPENSES
Direct operating	132,610	91,639
Marketing	2,803	1,626
Research and development	1,246	1,341
General and administrative	19,796	12,247
Depreciation and other	16,971	14,468
Amortization of intangible assets	2,342	1,739

Income from operations	14,751	9,276
OTHER INCOME (EXPENSE):
Interest income and other expense, net	(869)	75
Interest expense	(4,916)	(3,974)
Loss from equity investments	(580)	(255)
Minority interest	(3,173)	—

Income before income taxes	5,213	5,122
Income tax expense	(2,512)	(2,566)

NET INCOME	$2,701	$2,556

NET INCOME PER SHARE:
Basic	$0.10	$0.09
Diluted	$0.10	$0.09

WEIGHTED SHARES OUTSTANDING:
Basic	27,783	27,777
Diluted	28,236	28,287

Coinstar, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,021	$18,497
Cash in machine or in transit	54,619	78,097
Cash being processed	117,903	99,998
Trade accounts receivable, net of allowance for doubtful accounts of $1,685 and $1,489 at March 31, 2008 and December 31, 2007, respectively	63,093	49,809
Inventory	63,786	33,360
Deferred income taxes	853	3,459
Prepaid expenses and other current assets	31,631	18,747

Total current assets	360,906	301,967
PROPERTY AND EQUIPMENT, NET	264,453	146,041
DEFERRED INCOME TAXES	14,260	16,447
OTHER ASSETS	9,450	15,150
EQUITY INVESTMENTS	3,461	33,052
INTANGIBLE ASSETS, NET	50,480	34,457
GOODWILL	290,890	221,459

TOTAL ASSETS	$993,900	$768,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$83,977	$49,829
Accrued payable to retailers and agents	119,906	99,998
Other accrued liabilities	69,409	40,911
Current portion of long-term debt and capital lease obligations	15,101	6,505

Total current liabilities	288,393	197,243
LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS AND OTHER	361,674	266,146
DEFERRED TAX LIABILITY	67	54
MINORITY INTEREST	27,587	—

TOTAL LIABILITIES	677,721	463,443

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at March 31, 2008 and December 31, 2007	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 29,852,730 and 29,665,125 issued and 27,926,649 and 27,739,044 shares outstanding at March 31, 2008 and December 31, 2007, respectively	359,578	354,509
Accumulated deficit	(14,083)	(16,784)
Treasury stock	(40,831)	(40,831)
Accumulated other comprehensive income	11,515	8,236

Total stockholders’ equity	316,179	305,130

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$996,001	$768,573

Coinstar, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Month Periods
	Ended March 31
	2008	2007
OPERATING ACTIVITIES:
Net income	$2,701	$2,556
Adjustments to reconcile income from operations to net cash provided by operating activities:
Depreciation and other	16,971	14,468
Amortization of intangible assets	2,342	1,739
Amortization of deferred financing fees	102	188
Non-cash stock-based compensation	2,114	1,684
Excess tax benefit from exercise of stock options	(148)	(884)
Deferred income taxes	2,449	1,942
Loss(lncome) from equity investments	580	(74)
Minority interest	3,173	—
Other	(4)	84
Cash provided (used) by changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	13,989	2,280
Inventory	(3,380)	3,287
Prepaid expenses and other current assets	(4,008)	(1,336)
Other assets	(138)	(1,362)
Accounts payable	1,848	(15,717)
Accrued liabilities payable to retailers	(8,864)	(16,966)
Accrued liabilities	(7,211)	(4,518)

Net cash provided(used) by operating activities	22,516	(12,629)
INVESTING ACTIVITIES:
Purchase of property and equipment	(31,883)	(18,126)
Acquisitions, net of cash acquired	(21,485)	(227)
Proceeds from sale of fixed assets	769	241

Net cash used by investing activities	(52,599)	(18,112)
FINANCING ACTIVITIES:
Principal payments on long-term debt, revolver loan, and capital lease obligations	(115,079)	(2,291)
Additional borrowings on credit facility	145,500	—
Excess tax benefit from exercise of stock options	148	884
Repurchase of common stock	—	(3,495)
Proceeds from exercise of stock options	3,093	1,028

Net cash provided (used) by financing activities	33,662	(3,874)
Effect of exchange rate changes on cash	1,372	61
NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	4,951	(34,554)
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	196,592	178,164

End of period	$201,543	$143,610